Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 No. 333-272718) of Iovance Biotherapeutics, Inc. and in the related Prospectuses,
(2)	Registration Statement (Form S-8 No. 333-205097) pertaining to the 2011 Equity Incentive Plan of Iovance Biotherapeutics, Inc.,
(3)	Registration Statement (Form S-8 No. 333-214567) pertaining to the 2014 Equity Incentive Plan of Iovance Biotherapeutics, Inc.,
(4)	Registration Statement (Form S-8 No. 333-217638) pertaining to Maria Fardis RSUs of Iovance Biotherapeutics, Inc.,
(5)	Registration Statements (Form S-8 Nos. 333-239316, 333-227242, 333-266544, 333-272602, 333-281412 and 333-291474) pertaining to the 2018 Equity Incentive Plan of Iovance Biotherapeutics, Inc.,
(6)	Registration Statement (Form S-8 Nos. 333-239317,333-272601, 333-281413 and 333-291475) pertaining to the 2020 Employee Stock Purchase Plan of Iovance Biotherapeutics, Inc., and
(7)	Registration Statement (Form S-8 Nos. 333-259752, 333-263503, 333-271810, 333-279287 and 333-283825) pertaining to the Amended and Restated 2021 Inducement Plan of Iovance Biotherapeutics, Inc.;

of our reports dated February 24, 2026, with respect to the consolidated financial statements of Iovance Biotherapeutics, Inc. and the effectiveness of internal control over financial reporting of Iovance Biotherapeutics, Inc. included in this Annual Report (Form 10-K) of Iovance Biotherapeutics, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

San Mateo, California
February 24, 2026